Exhibit 32.1

Certifications of Stuart I. Grimshaw, Chief Executive Officer, and Mark S. Ashby, Chief Financial Officer,
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of EZCORP, Inc. hereby certify that (a) EZCORP’s Amended Annual Report on Form 10-K/A for the year ended September 30, 2014, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of EZCORP.

Date:	November 9, 2015	/s/ Stuart I. Grimshaw
Stuart I. Grimshaw
Chief Executive Officer

Date:	November 9, 2015	/s/ Mark S. Ashby
Mark S. Ashby
Chief Financial Officer